EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and effective as of the 10th day of September, 2007 (the “Effective Date”), by and between DSC Holdings, LLC. (hereinafter referred to as “Consultant”) and Unicorp, Inc. (hereinafter referred to as “Company”).

W I T N E S S E T H:

WHEREAS, the parties wish to enter into this consulting relationship as of the Effective Date.

NOW, THEREFORE, for and in consideration of the fees to be paid Consultant and the benefits received by the Company from Consultant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Consultant and the Company, it is agreed by and between the parties hereto as follows:

1. Consulting Arrangement.

a. Term. The term of this Agreement shall continue for a period of sixteen months from the Effective Date through December 31, 2008; unless the parties agree to extend this term in 30 day increments.

b. Compensation. In exchange, the Company agrees to pay Consultant $8,000 per month.

c. Reimbursement. The Company agrees to advance Consultant for all reasonable ordinary and necessary business related expenses up to $500 per month. Any additional expenses must be pre-approved in writing.

d. Duties. Consultant shall provide management assistance to the Company.

2. Covenants Not to Disclose. At all times Consultant will keep inviolate and secret and will not directly, indirectly, or otherwise use, disseminate, disclose, publish or make known in any other manner to any person or entity any “Confidential Information,” as that term is hereinafter defined, pertaining to Company without the written consent of Company. For the purposes of this Agreement, the term “Confidential Information” shall mean all trade secrets and financial information of Company. Should any person or entity seek to legally compel disclosure of Confidential Information by Consultant, or by anyone to whom Consultant has transmitted any Confidential Information, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise, Consultant shall provide Company with prompt written notice sufficient to enable either: (a) a reasonable attempt to obtain a protective order or other appropriate remedy; or (b) a waiver of compliance with the provisions of this paragraph. If Company shall give Consultant written notice that Company desires to obtain a protective order or other appropriate remedy, Consultant shall use reasonable efforts to allow Company to make such attempt at Company’s expense. In any event, Consultant shall furnish only that portion of the information which is legally required and will make a reasonable effort to obtain reliable assurance that confidential treatment will be accorded the information. This Section 2 shall remain in effect during the term of this Agreement and shall survive the termination or expiration of the term of this Agreement for a period of six (6) months.

3. Covenant Not to Reproduce. Consultant will not at any time, directly or indirectly, reproduce, disclose, or use any Confidential Information without the written consent of Company and will make a reasonable effort to prevent unauthorized reproduction, disclosure or use of Confidential Information by others.

4. Ownership of Confidential Information. Upon termination of this Agreement, Consultant shall immediately deliver all documents, records and similar repositories or containers of Confidential Information to Company, including copies thereof, in his possession, and shall not retain any copies, samples or reproductions of the same.

5. Miscellaneous.

(a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by either party, nor shall any interest herein be assigned, transferred, pledged or hypothecated by either party without the prior written consent of the other party.

(b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

(c) Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set above.

UNICORP, INC.      DSC HOLDINGS, LLC.

By: _/s/  Robert P. Munn________   _/s/  Kevan Casey_________
    Robert P. Munn, CEO    Kevan Casey